SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2012

STANDARD MOTOR PRODUCTS, INC.
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	1-4743 (Commission File Number)	11-1362020 (I.R.S. Employee Identification Number)

37-18 Northern Boulevard, Long Island City, New York 11101
(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code:  718-392-0200

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 8.01.	Other Events

Acquisition of Assets of CompressorWorks, Inc.

On May 1, 2012, Standard Motor Products, Inc. issued a press release announcing the acquisition of substantially all of the assets of CompressorWorks, Inc. for approximately $37.4 million. CompressorWorks has manufacturing and distribution facilities in Dallas, Texas, and distributes a range of temperature control products including new compressors, fan clutches, and other A/C system and engine cooling products.

A copy of the press release announcing this transaction is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

99.1	Press Release, dated May 1, 2012, announcing the acquisition of assets of CompressorWorks, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MOTOR PRODUCTS, INC.

	By:	/s/ James J. Burke
James J. Burke
Vice President Finance, Chief Financial Officer

Date: May 1, 2012

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Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated May 1, 2012, announcing the acquisition of assets of CompressorWorks, Inc.

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